EXHIBIT 11
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                          GREENWICH AIR SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                     THREE MONTHS ENDED JUNE 30,
                                                               1996                           1995
                                                     -----------------------       --------------------------
                                                                      Fully                           Fully
                                                     Primary         Diluted         Primary        Diluted
                                                   -----------     -----------     -----------    ------------

 Weighted average number of common shares
     outstanding                                    13,609,692      13,609,692      10,148,858      10,148,858
Additional shares assuming the conversion of:
     Options and warrants                              302,331         383,451          83,108         112,580
     Subordinated debentures                                           438,632                       2,905,812
                                                   -----------     -----------     -----------     -----------
 Weighted average number of common shares
     outstanding, as adjusted                       13,912,023      14,431,775      10,231,966      13,167,250
                                                   ===========     ===========     ===========     ===========
Net income applicable to common stock              $ 2,719,322     $ 2,719,322     $ 1,814,643     $ 1,814,643
 After-tax interest savings from conversion of
     subordinated debentures                                            30,792                         203,988
                                                   -----------     -----------     -----------     -----------
Net income, as adjusted                            $ 2,719,322     $ 2,750,114     $ 1,814,643     $ 2,018,631
Earnings per common share                          $      0.20     $      0.19     $      0.18     $      0.16
                                                   ===========     ===========     ===========     ===========


                                                                     NINE MONTHS ENDED JUNE 30,
                                                              1996                            1995
                                                   ---------------------------    ----------------------------
                                                                      Fully                          Fully
                                                     Primary         Diluted        Primary         Diluted
                                                   -----------     -----------    ------------    ------------
 Weighted average number of common shares
     outstanding                                    12,475,740      12,475,740      10,153,620      10,153,620
Additional shares assuming the conversion of:
     Options and warrants                              267,821         415,793          47,746         108,746
     Subordinated debentures                                           438,632                       2,905,812
                                                   -----------     -----------     -----------     -----------
 Weighted average number of common shares
     outstanding, as adjusted                       12,743,561      13,330,165      10,201,366      13,168,178
                                                   ===========     ===========     ===========     ===========
Net income applicable to common stock              $ 7,137,666     $ 7,137,666     $ 4,173,969     $ 4,173,969
 After-tax interest savings from conversion of
     subordinated debentures                                            92,376                         611,964
                                                   -----------     -----------     -----------     -----------
Net income, as adjusted                            $ 7,137,666     $ 7,230,042     $ 4,173,969     $ 4,785,933
Earnings per common share                          $      0.56     $      0.54     $      0.41     $      0.36
                                                   ===========     ===========     ===========     ===========
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